UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   June 15, 2015

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Black Stone Minerals, L.P.

(Exact name of registrant as specified in its charter)

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Delaware	001-37362	47-1846692
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation or organization)		Identification No.)

1001 Fannin Street, Suite 2020 Houston, Texas	77002
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (713) 658-0647

Not Applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  By letter dated June 15, 2015, Mr. Richard N. Papert notified Black Stone Minerals, L.P. (the “Company”) and Black Stone Minerals GP, L.L.C., the Company’s general partner (the “General Partner”), of his decision to resign from the Board of Directors of the General Partner effective immediately. Mr. Papert’s decision to resign is not due to any disagreement with the Company or the General Partner, including with respect to any matter relating to the Company’s or the General Partner’s operations, policies or practices.

Item 7.01 Regulation FD Disclosure

On June 15, 2015, the Company issued a press release announcing the appointment of Brent Collins as Vice President, Investor Relations and the resignation of Richard N. Papert as director. A copy of the Company’s press release is attached hereto as Exhibit 99.1.

The information in Item 7.01 of this Current Report, including the exhibit attached hereto as Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in Item 7.01 of this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

Item 9.01  Financial Statements and Exhibits

(d)	Exhibits
Exhibit Number	Description
99.1	Press release dated June 15, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK STONE MINERALS, L.P.

	By:	Black Stone Minerals GP, L.L.C., its general partner

Date: June 15, 2015	By:	/s/ Steve Putman
Steve Putman
Senior Vice President, General Counsel, and Secretary

Exhibit Index

Exhibit Number	Description
99.1	Press release dated June 15, 2015

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